UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 25, 2010

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) & (e)  On August 26, 2010, Cal Dive International, Inc. (the “Company”) announced the departure of Bruce P. Koch, the Company’s Chief Financial Officer, effective August 25, 2010 to pursue personal interests.  As previously disclosed, the Company and Mr. Koch were parties to a severance and change of control agreement, dated November 4, 2009, that provided him with certain benefits in connection with his termination of employment.

The Company also announced that Brent D. Smith, the Company’s current Vice President – Finance, had been promoted to Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective August 25, 2010.  Until a replacement is found, Mr. Smith will also continue to serve as the Company’s Vice President – Finance.

Mr. Smith, age 35, has served as the Company’s Vice President – Finance since February 2007. From January 2005 until February 2007, Mr. Smith served as Assistant Controller of Helix Energy Solutions Group, Inc. specializing in operational finance and accounting.  Mr. Smith has 12 years of experience in the area of finance and accounting and has a Master of Science and Bachelor of Business Administration degree in Accounting from Texas A&M University.  He is a certified public accountant licensed in Texas.

Effective on the date of his appointment, Mr. Smith’s annual base salary was increased to $276,000.  In addition, although he already participated in the Company’s Annual Performance Bonus Plan, his participation interest in the plan was increased to reflect his promotion to executive officer status.  His target bonus opportunity for 2010 will be $275,000, with a maximum potential payout of $316,250.

Upon his appointment, the Company and Mr. Smith entered into a severance and change of control agreement (the “Agreement”) that will provide Mr. Smith with benefits upon a termination of employment under the following circumstances.  If, during the term of the Agreement, Mr. Smith terminates his employment for “good reason” or is terminated “without cause” prior to a change of control (as those terms are defined in the Agreement), he will (a) receive a lump sum payment equal to one times the sum of his then current annual base salary and a prorated portion of his target bonus for the year (based on the number of days in the year preceding the date of termination), (b) have accelerated vesting of any stock options, restricted stock or restricted stock units granted to him that were scheduled to vest by their terms within 12 months following the date of termination, and (c) continue to receive welfare plan and other benefits for a period of one year.

In the case of a termination of Mr. Smith’s employment without cause or if he terminates with good reason within two years after a change of control, he will (a) receive a lump sum payment equal to two times the sum of his then current base salary and target bonus for the year, (b) have accelerated vesting of all stock options, restricted stock and restricted stock units granted to him prior to the date of termination and (c) continue to receive welfare plan and other benefits for a period of two years.  In line with the Company’s strategy for new severance agreements, Mr. Smith’s agreement does not require the Company to pay Mr. Smith a tax gross-up payment should his total severance amount trigger an excise tax under Internal Revenue Code Section

4999.  Instead, his severance payments will be reduced to a level that does not trigger an excise tax if the net after-tax benefit of such reduction exceeds the net after-tax benefit if such reduction is not made.

The Agreement also contains a non-competition covenant that prohibits Mr. Smith from engaging in any business that directly competes with the Company’s subsea marine construction business until the first or second anniversary date of his termination of employment (depending on the event of termination). This description of the Agreement is qualified in its entirety by the terms of the Agreement itself, which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Smith is also a party to an indemnity agreement with the Company that was executed prior to his promotion, which is the same form of indemnity agreement executed by the Company’s other executive officers.  In addition, he will participate in all other benefit plans and programs on the same terms as the Company’s other executive officers.

A copy of the Company’s press release announcing these changes is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 25, 2010, the Company’s Board of Directors amended the Company’s bylaws to formalize the position of a lead independent director if and when the Chairman of the Board is the Chief Executive Officer or is not an independent director and to provide associated duties and responsibilities.  The following summarizes the changes reflected in the amended and restated bylaws adopted by the Company’s Board of Directors:

•

Article 3, Section 3.14 was added to formalize the position of the lead independent director and to reflect the general powers and duties of the lead independent director.

•

Article 2, Sections 2.2 and 2.3 were amended to vest the lead independent director with the power to call a special meeting of stockholders and designate the place of any annual or special meeting of stockholders.

•

Article 3, Section 3.4 was amended to vest the lead independent director with the power to call a special meeting of the Board of Directors.

•

Article 4 was amended to grant the lead independent director the same authority as the Chairman of the Board with respect to the officers of the Company.

•

Article 7 was amended to grant the lead independent director the same authority as the Chairman of the Board with respect to contracts and proxies.

A copy of the Company’s amended and restated bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the foregoing summary is qualified in its entirely by reference to such exhibit.

Item 9.01

Financial Statements and Exhibits.

(d)        Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   August 31, 2010

Cal Dive International, Inc.

Exhibit Index

Exhibit

Number

3.1	Amended and Restated Bylaws of Cal Dive International, Inc.
10.1	Severance and Change of Control Agreement, dated as of August 25, 2010, by and between Cal Dive International , Inc. and Brent D. Smith.
99.1	Press release issued by Cal Dive International, Inc. on August 26, 2010, reporting promotion of Brent Smith to Chief Financial Officer.